EXHIBIT 10.8
                          AGREEMENT AND PLAN OF MERGER

                                       by
                                       and
                                     between

                          WAREHOUSE AUTO CENTERS, INC.
                                       and
                                  NEWGOLD, INC.


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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is entered into as of this _____ day of August, 1996, by and between NEWGOLD, INC., a Nevada corporation WAREHOUSE AUTO CENTERS, INC., a Delaware corporation ("WAC"). ("WAC" and "Newgold" shall be the "Parties".)

                                    RECITALS

         A. WAC is currently in bankruptcy under Chapter 11 of the U.S. bankruptcy Code. The bankruptcy is pending in the U.S. Bankruptcy Court for the Western District of New York, Case No. 92-21279, styled "In re Warehouse Auto Centers, Inc., Debtor" (the "Bankruptcy").

         WAC is a publicly-traded company; its Common Stock is listed and traded on the NASDAQ Bulletin Board.

         B. The Board of Directors of Newgold and WAC have determined that a business combination between them is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategies and financial benefits, and accordingly, have agreed to effect the transactions contemplated herein, including a merger of Newgold with and into WAC (the "Merger") upon the terms and subject to the conditions set forth herein.

         C. In connection with the contemplated Merger, Newgold and WAC have each determined to engage in the transactions contemplated hereby, pursuant to which: (i) WAC shall reverse split its total outstanding shares of Common Stock (3,312,026) on the basis of 1 for 65, which will result in total outstanding shares, post-split, of 50,958; (ii) WAC shall, in connection with the Bankruptcy, obtain approval for and make available for sale and purchase Debtor's Certificates to raise up to $5,000,000 U.S., all pursuant to ss. 364 of the U.S.Bankruptcy Code (the "Code"), and to offer holders of such Debtor's Certificates the option to exchange each $1.00 of Debtor's Certificates for one
(1) share of the Reorganized WAC's Common Stock, all pursuant to ss. 1145 of the code; (iii) WAC shall take such action as may be necessary to increase its total authorized shares of Common Stock to 100,000,000, par value $.01; (iv) post-Merger, WAC shall change its domicile to Nevada, if deemed appropriate by the WAC Board of Directors; (v) the Board of Directors of WAC shall, upon consummation of the Initial Closing, as defined in Article I hereof, resign and be replaced by nominees of Newgold, which may include certain members of the current Board of Directors of WAC; and (vi) in the Bankruptcy, WAC shall issue to Newgold shareholders a total of 11,710,958 shares of its post-split shares of Common Stock in exchange for 100% of the total outstanding shares of Newgold.

         D. Subject to the terms and conditions of this Agreement, Newgold shall be merged with and into WAC in accordance with the Delaware General Corporation Act ("Delaware Law") and the Nevada Corporation Act ("Nevada Law"), and WAC shall be the surviving corporation (the "Surviving Corporation"). In connection therewith, all of the assets and liabilities of Newgold shall be transferred and delivered to WAC in exchange for 11,710,958 post-split, newly-issued shares of Common Stock of WAC, all in the manner and upon the terms and subject to the conditions set forth herein. The 11,710,956 shares shall be unregistered and restricted from transfer, all pursuant to applicable state and federal securities laws, rules and regulations, including, Rule 144 promulgated under the Securities Act

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of  1933,  as  amended  (the  "Securities  Act")  The  Parties  intend  for this transaction to be tax free, pursuant to ss.1032 of the Internal Revenue Code of 1966, as amended (the "Code")

         E. Newgold and WAC intend for the Merger to qualify as a reorganization in accordance with the provisions of ss. 366Cb)of the Code.

         F. Newgold and WAC desire to make certain representations, warranties and agreements in connection with the Merger.

         G. It is fundamental to this Agreement that WAC retain its status as a NASDAQ Bulletin Board listee post-Merger. (See Article X, Section 10.16).

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I
                          SALE OF DEBTOR'S CERTIFICATES

         SECTION 1.01 SALE OF DEBTOR'S CERTIFICATES.

         (a) WAC has filed a motion in the Bankruptcy seeking approval to issue Debtor's Certificates pursuant to 11 U.S.c. ss. 364(b) and to raise up to a maximum of $5,000,000 U.S. to be used in connection with its proposed Merger with Newgold. Under the terms of the Debtor's Certificates, the purchasers thereof shall have the right to exchange their Certificates on the basis of one
(1) share of WAC's post~split Common Stock for each $1.00 of indebtedness, all pursuant to ss. 1145 of the U.5 Bankruptcy Code.

         Upon approval of the motion, WAC shall immediately, through sales agents, attempt to raise up to $5,000,000 U.S. through the sale of the Debtor's Certificates.

         (b) Initial Closing. The closing of the sale and purchase of the Debtor's Certificates (the "Initial Closing") shall take place as soon as WAC receives authority from the U.S. Bankruptcy Court to sell the same. The Initial Closing shall take place at the__________________ Bank in New York, New York, unless a different date or place is agreed to in writing by the Parties hereto. At the Initial Closing, WAC shall deliver to___________________________ as agent for all purchasers, the Debtor's Certificates purchased. The Parties shall execute any and all documents necessary to comply with applicable federal and state laws, rules and regulations pertaining to the Debtor's Certificates.

                                   ARTICLE II
                                   THE MERGER

         SECTION 2.01 MERGER CLOSING. The closing of the Merger (the "Merger Closing") shall take place on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Michael J. Morrison, Esq., 1025 Ridgeview Drive, Suite 400, Reno, Nevada 69509, unless a different date or place is agreed to in writing by the Parties hereto (the "Merger Date")

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         SECTION  2.02 THE MERGER.  If all of the  conditions  to the Merger set forth in this Agreement shall have been fulfilled or waived in accordance herewith, and this Agreement shall not have been terminated as provided herein, then concurrent with the Merger Closing, Newgold and WAC shall file a Plan of Merger in the Office of the Secretary of State of the State of Delaware in accordance with Delaware Law, and a Plan of Merger in the Office of the secretary of State of the State of Nevada. The Merger shall become effective at such time as the Plan of Merger is duly filed in both the Office of the Secretary of State of the State of Delaware and the Office of the Secretary of State of the State of Nevada (the date of such filings being hereinafter referred to as the "Effective Date" and the time of the latest to occur of such filing being hereinafter referred to as the "Effective Time"), and WAC shall be the Surviving Corporation. It is the intention of the parties that this Agreement shall constitute a Plan of Merger under ss. 6-101 et. seq. of Delaware General Corporation Law and a Plan of Merger under Ch. 92A of Nevada Corporation Law.

         SECTION 2.03 ISSUANCE OF SHARES AND EXCHANGE OF CERTIFICATES;
TRANSFER OF ASSETS. At the Effective Time, all of the outstanding shares of Newgold, together with all of the assets and liabilities of Newgold shall be transferred and delivered, pursuant to appropriate deeds and/or title documents, consistent with all applicable laws, to WAC; WAC shall deliver a certificate for 11,710,958 shares of its post-split, newly-issued shares of Common Stock to newgold; each share of WAC post-split Common Stock outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of Common Stock of the Surviving Corporation.

         SECTION 2.04 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of WAC (the "Existing Certificate") shall be amended and restated at the Effective Time to adopt the amendments to the Existing Certificate and to restate the Existing Certificate in a manner agreed to by the Parties, by separate agreement (the "Restated Certificate").

         SECTION 2.05 BYLAWS. The Bylaws of WAC (the "Existing Bylaws") shall be amended and restated to adopt the amendments to the Existing Bylaws and to restate the Existing Bylaws in a manner agreed to by the Parties, by separate agreement (the "New Bylaws").

         SECTION 2.06 DIRECTORS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of the Surviving Corporation shall be the New Board (as defined in Section 5.02).

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF WAC

         Except as set forth in a document referring specifically to the relevant Section or subsection of this Agreement which is delivered by WAC to
Newgold  prior  to  the  execution  of  this  Agreement  (the  "WAC   Disclosure
Schedule"), WAC represents and warrants to Newgold as follows:

         SECTION 3.01 CORPORATE EXISTENCE AND POWER. WAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. WAC is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the

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property  owned or  leased  by it or the  nature of its  activities  makes  such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on WAC. WAC has delivered to Newgold true and complete copies of WAC's Existing Certificate and Existing Bylaws as currently in effect. For purposes of this Agreement, the term "Material Adverse Effect" means, with respect to any person or entity, a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations of such person or entity and its subsidiaries; and the term "Material Adverse Change" means a change which would have a Material Adverse Effect; provided, however, that the happening or the occurrence of the events set forth on Schedule 3.01 of the WAC Disclosure Schedule shall not constitute a Material Adverse Effect or Material Adverse Change for purposes of this Agreement and shall not cause a breach of any representation or warranty of WAC made herein or cause a failure of a condition to Newgold's obligations hereunder.

         SECTION 3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by ~AC of this Agreement and the consummation by WAC of the transactions contemplated hereby and thereby are within WAC's corporate powers and have been and, to the extent not executed as of the date hereof, will be prior to execution, duly authorized by all necessary corporate action, subject to approval of the Merger by WAC's stockholders. This Agreement constitutes, or upon execution will constitute, a valid and binding agreement of WAC, enforceable against WAC in accordance with the terms herein, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         SECTION 3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by WAC of this Agreement and the WAC consummation of the transactions contemplated hereby and thereby by WAC requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

         (a)   compliance    with   any   applicable    requirements    of   the
Hart-Scott-Rodino  Antitrust  Improvements  Act of 1976,  as  amended  (the "HSR
Act");

         (b) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

         (c) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder;

         (d)      compliance with any applicable requirements of NASDAO
("NASDAQ");

         (e) compliance with any applicable state securities or "Blue Sky" laws; and

         (f) such other filings or registrations with, or authorizations, consents, or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect on the ability of the Parties to consummate the transactions contemplated hereby.

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         SECTION 3.04 NON-CONTRAVENTION. The execution, delivery and performance by WAC of this Agreement and the consummation by WAC of the transactions contemplated hereby and thereby do not and will not:

         (a) contravene or conflict with the Existing Certificate or Existing Bylaws of WAC;

         (b) assuming compliance with the matters set forth in Section 3.03 and assuming the requisite approval of the Merger by WAC's stockholders and creditors, to the best of WAC's knowledge, (i) contravene, conflict with or constitute a violation of any provision of any judgment, injunction, order or decree binding upon WAC, as defined in Section 3.OE below), or (ii) contravene, conflict with or constitute a violation of any provision of any law or regulation applicable to WAC to the extent such contravention, conflict or violation would have a Material Adverse Effect on WAC;

         (c) except as set forth on Schedule 3.04(c) of the WAC Disclosure Schedule, constitute a default under, require the approval of, or give rise to a right of termination, cancellation or acceleration or loss of any material benefit under any agreement, contract or other instrument (including loan documents) binding upon WAC, or under any license, franchise, permit or other similar authorization held by WAC; or

         (d) result in the creation or imposition of any Lien (as defined below) on any material asset of WAC.

         For purposes of this Agreement, the term o"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.05 CAPITALIZATION OF WAC. The authorized capital stock of WAC consists of ___________ shares of Common Stock, par value $______ . As of October 15, 1996, there were outstanding 3,312,026 shares of WAC Common Stock.

         All outstanding shares of WAC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of WAC Common Stock are listed, or approved for listing upon official notice of issuance, on the NASDAQ and, to the best of WAC's knowledge, there are no proceedings or other actions being taken to delist any such shares. Except as set forth above in this Section 3.05, there are outstanding (i) no shares of capital stock or other voting securities of WAC; (ii) no securities of WAC convertible into or exchangeable for shares of capital stock or voting securities of WAC; and (iii) no options or other rights to acquire from WAC, and no obligation of WAC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of WAC (the items in clauses (i) , (ii) and (iii) being referred to collectively as the "WAC Securities") . There are no outstanding obligations of WAC to repurchase, redeem or otherwise acquire any WAC Securities. The shares of WAC Common Stock which are (a) subject to issuance upon conversion of the Debtor's Certificates and (b) issuable in connection with the Merger when issued and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 3.06 SEG FILINGS.

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         (a) Schedule  3.07(a) of the WAC Disclosure  Schedule sets forth a true and complete list of all WAC Reports (as defined below) that WAC has delivered to Newgold, or, to the extent not yet filed, will deliver to Newgold prior to the Merger Closing.

         (b) As of their respective filing date, no such report or statement filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act (collectively the o"WAC Reports") contained any untrue statement of a material tact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.07(b) of the WAC Disclosure Schedule, WAC has timely filed all reports, statements or forms required by it to be filed pursuant to the Exchange Act and the rules and regulations thereunder.

         SECTION 3.07 FINANCIAL STATEMENTS. Each of the consolidated balance sheets of WAC included in or incorporated by reference into the WAC Reports (including the related notes and schedules) fairly presents the consolidated financial position of WAC and its subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of WAC included in or incorporated by reference into the WAC Reports (including any related notes and schedules) fairly presents results of operations, retained earnings or cash flows, as the case may be, of WAC and its subsidiaries for the period set forth therein (subject, in the case of unaudited statements to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-0 of the SEC. For purposes of this Agreement, "WAC Balance Sheet" means the consolidated balance sheet of WAC as of and the notes thereto and "WAC Balance Sheet Date" means ____________________.

         SECTION 3.08 COMPLIANCE WITH LAW. WAC is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, licenses, permits, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (a "Governmental Authority") applicable to their respective businesses or properties except to the extent that noncompliance would not have a Material Adverse Effect on WAC, taken as a whole. Except as set forth on Schedule 3.Og of the WAC Disclosure Schedule, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) including any such actions relating to affirmative action claims or claims of discrimination, against WAC or against any of its respective properties or businesses.

         SECTION 3.09 NO DEFAULTS. Except as set forth on Schedule 3.10 of the WAC Disclosure Schedule, WAC has not received notice that it would be with the passage of time, (i) in violation of any provision of its articles or certificate of incorporation or bylaws or other similar organizational document or ~Ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to WAC or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which WAC is a party or by which WAC or its respective properties or assets may be bound.

         SECTION 3.10 LITIGATION. Except as set forth on Schedule 3.11 of the WAC Disclosure schedule, there is no action, suit, proceeding, claim or investigation pending or, to the best of WAC's knowledge, threatened, against WAC which could, individually or in the aggregate, have a Material

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Adverse  Effect on WAC, taken as a whole,  or which in any manner  challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

         SECTION 3.11 ABSENCE OF CERTAIN CHANGES. Except as expressly allowed or contemplated by this Agreement or, as set forth on Schedule 3.12 to the WAC Disclosure Schedule, since the WAC Balance Sheet Date, there has not occurred:

         (a) A Material Adverse Change with respect to WAC, taken as a whole;

         (b) Any amendments or changes in the articles or certificate of incorporation or bylaws or other similar organizational document of WAC, except for the Restated Certificate and New Bylaws as contemplated by this Agreement;

         (c) Any damage, destruction or loss, not covered by insurance, in excess of $25,000 with respect to any of the former properties or businesses of WAC;

         (d) Any redemption, repurchase or other acquisition of shares of capital stock, partnership interests or ownership units of WAC by WAC (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of WAC;

         (e) Any increase in the hourly rate of compensation payable or to become payable (by reimbursement or otherwise) by WAC to any of their respective directors, officers, partners, employees or consultants, whether as employees of WAC or otherwise;

         (f) Except as set forth on Schedule 3.12(f) of the WAC Disclosure Schedule, any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of WAC's directors, officers or employees, whether as employees of WAC or otherwise;

         (g) Except as contemplated by this Agreement, and a sale of all assets, as approved by the Bankruptcy Court, any acquisition or sale of a material amount of property or assets by or of WAC;

         (h)      Any alteration in any term of any outstanding WAC securities;

         (i) Except as contemplated by this Agreement, any Ii) incurrence, assumption or guarantee by WAC of any debt for borrowed money; (ii) issuance or sale of any securities convertible into or exchangeable for debt securities of WAC; or (iii) issuance or sale of options or other rights to acquire from WAC, directly or indirectly, debt securities of WAC or any securities convertible into or exchangeable for any such debt securities;

         (j) Any creation or assumption by WAC of any Lien on any material asset, except as permitted or contemplated by this Agreement;

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         (k) Any loan,  advance or capital  contribution to or investment in any person other than (i) loans, advances or capital contributions to or investments in any WAC Subsidiary, (ii) travel loans or advances made in the ordinary course of business of WAC, and (iii) other loans and advances in an aggregate amount which do not exceed $10,000 outstanding at any time;

         (l) Any entry into, amendment of, relinquishment, termination or non-renewal by WAC of any material contract, lease, commitment or other right or obligation other than as permitted or contemplated by this Agreement; or

         (m) To the best of WAC's knowledge, any agreement or arrangement made by WAC to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3.12 untrue or incorrect as of the date when made.

         SECTION 3.12 NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on Schedule 3.13 to the WAC Disclosure Schedule, there are no liabilities of WAC of any kind whatsoever that are material to the business of WAC, taken as a whole, other than:

         (a) liabilities disclosed or provided for in the WAC Balance Sheet;

         (b) liabilities incurred in the ordinary course of business consistent with past practice since the WAC Balance Sheet Date; and

         (c)      liabilities under this Agreement.

         SECTION 3.13 CERTAIN AGREEMENTS. Except as set forth on Schedule 3.14 of the WAC Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of WAC under any WAC Employee Plan (as defined in Section 3.15(a) below) or otherwise, (ii) materially increase any benefits otherwise payable under any WAC Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         SECTION 3.14 EMPLOYEE BENEFITS.

         (a) Schedule 3.15 of the WAC Disclosure Schedule sets forth each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and each employment agreement, compensation agreement, bonus, commission or similar arrangement, and fringe benefit arrangement which is maintained, administered or contributed to by WAC or any affiliate thereof (as defined below) and covers any employee or former employee of WAC or any affiliate or under which WAC or any affiliate has any liability. Such plans are referred to collectively herein as the "WAC Employee Plans." For purposes of this section 3.15 only, an "affiliate" of any person or entity means any other person or entity, which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or Title IV of ERISA. The only WAC Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
Section 3(2) of ERISA are identified as such in the list referred to above.

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         (b) No WAC Employee Plan constitutes a "multi-employer plan" as defined in Section 3(37) of ERISA (a "Multi-employer Plan"), no WAC Employee Plan is maintained in connection with any trust described in Section 501(c) (9) of the Code and no WAC Employee Plan is subject to Title IV of ERISA or Section 412 of the Code. If WAC or an affiliate thereof ever maintained or was obligated to contribute to a Multi-employer Plan or a plan subject to Title IV of ERISA, any withdrawal or other liability under Title IV of ERISA with respect to such plan has been fully satisfied. To WAC's knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any WAC Employee Plan has or will make WAC or any of its Subsidiaries, or any officer or director thereof, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code.

         (c) To the best knowledge of WAC, there is no WAC Employee Plan which is intended to be qualified under section 401(a) of the Code.

         (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of WAC or any affiliate that would obligate the Surviving Corporation or any affiliate to pay any additional compensation, including severance pay or additional withholding taxes, as a result of the consummation of the transactions contemplated by this Agreement or that, individually or collectively, could give rise to the payment by the surviving Corporation of any amount that would not be deductible pursuant to the terms of Sections 162 (a) (1) or 280G of the Code

         (e) Neither WAC nor its affiliates have any projected liability in respect of post-retirement health, life and medical benefits for retired employees of WAC and its affiliates. Other than provisions of applicable law, no condition exists that would prevent WAC or any of its Subsidiaries from amending or terminating any WAC Employee Plan.

         (f) There has been no amendment to, written interpretation or announcement (whether or not written) by WAC or any of its affiliates relating to, or change in employee participation or coverage under, any WAC Employee Plan which would materially increase the expense of maintaining such WAC Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year.

         SECTION 3.15 MAJOR CONTRACTS. Schedule 3.16 of the WAC Disclosure Schedule sets forth a list of all "material contracts" as defined in Item 601 of Regulation s-K under the Securities Act and to which WAC is a party or has a beneficial interest in (each a "WAC Material Contract"). Each WAC Material Contract is valid and binding on WAC, as applicable, and except as set forth on
Schedule 3.16 of the WAC Disclosure Schedule, neither WAC, nor to the best of their knowledge any other party thereto, has breached any provision of, or is in default under the terms of, any WAC Material Contract.

         SECTION 3.16 TAXES.

         (a) Except as set forth on schedule 3.17(a) of the WAC Disclosure Schedule, all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time by or on behalf of WAC (the "WAC Tax Returns"), the non-filing of which would have a Material Adverse Effect on WAC or would result in criminal penalties against WAC or any officer or employee thereof, have been or will be filed when due (including any extensions of such due date).

         (b) WAC has timely paid, withheld or made provision on their books for all Taxes shown as due and payable on WAC Tax Returns that have been filed.

         (c) All WAC Tax Returns relating to income or franchise Taxes filed with respect to Taxable years of WAC ending on or after December 31, 1990, have been filed or extensions have been duly made.

         (d) WAC has not been granted any extension or waiver of the limitation period applicable to any WAC Tax Returns.

         (e) To the beat of WAC's knowledge, there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to WAC in respect of any Tax or assessment.

         (f) There are no requests for rulings in respect of any Tax pending between WAC and any Taxing Authority.

         (g) None of the property owned or used by WAC is subject to a tax benefit transfer lease executed in accordance with Section 168(f) (8) of the Code.

         (h) None of the property owned by WAC is o"tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (i) Neither WAC, nor any other person on behalf of WAC, has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code.

         (j) Except as set forth on Schedule 3.17(j) of the WAC Disclosure Schedule, there are no Liens for Taxes upon the assets of WAC, except Liens for Taxes not yet due.

         (k) WAC will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time pursuant to Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for any Tax period (or portion thereof) ending on or before the Effective Time or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of WAC for any Tax period (or portion thereof) ending on or before the Effective Time.

         (l) WAC has not been a member of an affiliated group, other than one of which WAC was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by WAC, or participated in any other similar arrangement whereby any income, revenues, receipts, gains, losses, deductions, credits or other Tax items of WAC was determined or taken into account for Tax purposes with reference to or in conjunction with any such items of another person other than WAC or predecessor.

         (m) WAC is not currently under any contractual obligation to pay the income or franchise tax obligations of, or with respect to transactions relating to, any other person or to indemnify any other person with respect to any income or franchise tax.

         (n) WAC has not signed any letter or entered into any agreement or arrangement consenting to the surrender or sharing of any deductions, credits, or other Tax attributes with any other person or transferred or assigned to any other person for Tax purposes any such item.

         (o) Notwithstanding any of the foregoing, no representation or warranty is made by WAC with respect to the Tax consequences that may result from the transactions contemplated by this Agreement.

         (p) For the purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means, for any entity, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by such entity or any subsidiary thereof, payroll employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, or other tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) liability of such entity or any subsidiary thereof for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) liability of such entity or any subsidiary thereof for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

         SECTION 3.17 INTELLECTUAL PROPERTY.

         (a) Schedule 3.18(a) of the WAC Disclosure Schedule sets forth all licensing arrangements which WAC has with third parties and which are material to the business of WAC, taken as a whole (the "WAC Intellectual Property Rights")

         (b) WAC, during the three years preceding the date of this Agreement, has not been sued or charged in writing with or been a defendant or plaintiff in any claim, suit, action or proceeding relating to its business which has not been finally terminated prior to the date hereof and which involves a claim of infringement of any patents or licenses, and to WAC's best knowledge (i) there are no other claims by any other person of patent or license infringement by WAC, and (ii) there are no continuing infringements by any other person or persons of any WAC Intellectual Property Rights.

         SECTION 3.18 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on Schedule 3.19 of the WAC Disclosure Schedule, there is no material agreement, judgment, injunction, order or decree binding upon WAC which has or could reasonably be expected to have the effect of prohibiting or materially impairing any acquisition of property by WAC or the conduct of business by WAC as currently conducted or as currently proposed to be conducted by WAC.

         SECTION 3.19 TITLE TO PROPERTIES: ABSENCE OF LIENS AND ENCUMBRANCES.

         (a) Schedule 3.20(a) of the WAC Disclosure Schedule sets forth a true and complete description of all real property owned or leased (as lessee) by WAC (the "WAC Properties"), the aggregate annual rental or other fee payable under any such lease, and, with respect to any such WAC Properties currently under contract for sale, the parties to such contract or contracts.

         SECTION 3.20 ENVIRONMENTAL MATTERS.

         (a) Neither WAC, nor to the knowledge of WAC (without inquiry) any tenant on the WAC Properties, has received any written notice, demand, citation, summons, complaint or order or any notice of any penalty, Lien or assessment, and to the best of WAC's knowledge (without inquiry with respect to any tenant on the WAC Properties), there is no investigation or review pending by any governmental entity, with respect to any (i) alleged violation by WAC or any tenant on the WAC Properties of any Environmental Law (as defined in subsection
(f) below), (ii) alleged failure by WAC or any tenant on the WAC Properties to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity (as defined in subsection (f) below)

         (b) WAC, with respect to any of the WAC Properties, has no knowledge of any Environmental Liabilities (as defined in subsection (f) below), or of any release of Hazardous Substances (as defined in subsection (f) below) into the environment in violation of any Environmental Law or environmental permit. WAC has disclosed to Newgold in writing the presence, to the best of WAC's knowledge, of any asbestos in any of its premises other than fully encapsulated asbestos-containing construction materials.

         (c) WAC has not prepared or had prepared for it any environmental audits and other similar reports.

         (d) Except as set forth on Schedule 3.21(d) of the WAC Disclosure Schedule, to the best of WAC's knowledge, (i) no asbestos-containing materials were installed or exposed in the WAC Properties through demolition, renovation or otherwise, (ii) no electrical transformers or other equipment containing PGB's are or were located on the WAC Properties, (iii) no storage tanks for gasoline, heating oil or diesel fuel or any other substances are or were located on or under the WAC Properties, and (iv) no materials regulated under any federal, state or local law or regulation, as amended from time to time, as a toxic, hazardous, contaminated or similarly harmful or dangerous material or substance (including, without limitation, asbestos and radon) are or were located on, in or under the WAC Properties or have affected the WAC Properties or waters on or under the WAC Properties.

         (e) For the purposes of this Agreement, the following terms have the following meanings:

         "Environmental Laws" shall mean any and all federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the cleanup or other remediation thereof.

         "Environmental Liabilities" shall mean all liabilities, whether vested or invested, contingent or fixed, which (i) arise under or relate to a violation of Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

         "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance regulated by any Environmental Law, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any material constituent elements displaying any of the foregoing characteristics.

         "Regulated  Activity"  shall mean any generation,  treatment,  storage,
         recycling,  transportation,   disposal  or  release  of  any  Hazardous
         Substances.

         SECTION 3.21 INSURANCE. Schedule 3.22 of the WAC Disclosure Schedule sets forth a list of all insurance policies and fidelity bonds insuring the assets, business, equipment, properties, operations, employees, officers and directors of WAC. Copies of all such policies have been delivered to Newgold prior to the date hereof. There is no claim by WAC pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and WAC is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the best of WAC's knowledge, no termination or material premium increase is pending or threatened with respect to any of such policies.

         SECTION 3.22 LABOR MATTERS. To the best of WAC's knowledge after inquiry, is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, verification of immigration status, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except to the extent that non-compliance would not have a Material Adverse Effect on WAC. Neither WAC nor, to the best of WAC'S knowledge after inquiry, any other WAC affiliated person or entity has received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which WAC is a party, and to the best of WAC's knowledge, there is neither pending nor threatened any investigation or hearing concerning or involving WAC or any officer or employee of WAC arising out of or based upon any such laws, regulations or practices.

         SECTION 3.23 EMPLOYEES. Schedule 3.24 of the WAC Disclosure Schedule lists each employee of WAC, his/her current position, salary, bonus and general compensation arrangement. Except for the employment agreements listed on
Schedule 3.24 of the WAC Disclosure Schedule, complete and accurate copies of which have been delivered to Newgold, WAC is not a party to any employment agreements. All employees of WAC who are employed in a technical, managerial or executive capacity and who are material to the operations of WAC, taken as a whole, have the right under applicable immigration laws to work in their present locations for at least two years from the Effective Date.

         SECTION 3.24 FINDERS' FEES. Except as disclosed in the WAC Disclosure Statement and Plan of Reorganization filed with the Bankruptcy Court, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of WAC who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF NEWGOLD

         Except as set forth in a document referring specifically to the relevant Section or subsection of this Agreement which is delivered by Newgold to WAC prior to execution of this Agreement (the "Newgold Disclosure Schedule"), Newgold represents and warrants to WAC as follows:

         SECTION 4.01 CORPORATE EXISTENCE AND POWER. Newgold is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Newgold has all corporate powers and all material Governmental Authorizations required to carry on its respective business as now conducted. Newgold is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Newgold. With respect to Newgold and the Newgold Subsidiaries taken as a whole, a Material Adverse Change shall be deemed to have occurred for purposes of this Agreement if the fair market value of the Newgold Properties as reported by _________________________________________ in Newgold's property report dated as of ________________________ shall have declined by ten percent (10%) or more prior to the Merger Date (such a decline to be a "Newgold Decline In Value" for purposes of this Agreement) Newgold has delivered to WAC true and complete copies of Newgold's Articles of Incorporation and Bylaws, each as currently in effect

         SECTION 4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Newgold of this Agreement and the consummation by Newgold of the transactions contemplated hereby and thereby are within such corporation's corporate powers and have been and, to the extent not executed as of the date hereof, will be prior to execution, duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Newgold, enforceable against Newgold in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity

         SECTION 4.03 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance by Newgold of this Agreement and the consummation of the transactions contemplated hereby and thereby by Newgold requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

         (a) compliance with any applicable requirements of the HSR Act;

         (b) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder;

         (c) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

         (d) compliance with any applicable requirements of NASDAQ ("NASDAQ")

         (e) compliance with any applicable state securities or "Blue Sky" laws; and

         (f) such other filings or registrations with, or authorizations, consents, or approvals of, governmental bodies, agencies, officials or

         SECTION 4.04 NON-CONTRAVENTION. The execution, delivery and performance by Newgold of this Agreement and the consummation of the transactions by Newgold contemplated hereby and thereby and do not and will not:

         (a) contravene or conflict with the Articles of Incorporation or Bylaws of Newgold;

      (b) assuming compliance with the matters set forth in Section 4.03, to the best of Newgold's knowledge, (i) contravene, conflict with or constitute a violation of any provision of any judgment, injunction, order or decree binding upon Newgold or any Newgold Subsidiary (as defined in Section 4.06), or (ii) contravene, conflict with or constitute a violation of any provision of any law or regulation applicable to Newgold or any Newgold Subsidiary to the extent that such contravention, conflict or violation would have a Material Adverse Effect on Newgold;

         (c) except as set forth on Schedule 4.04(c) of the Newgold Disclosure Schedule, constitute a default under, require the approval of, or give rise to a right of termination, cancellation, acceleration or loss of any material benefit under any agreement, contract or other instrument (including loan documents) binding upon Newgold or any Newgold Subsidiary or under any license, franchise, permit or other similar authorization held by Newgold or any such Newgold Subsidiary; or

         (d) result in the creation or imposition of any Lien on any material asset of Newgold or any Newgold Subsidiary

         SECTION 4.05 CAPITALIZATION OF NEWGOLD

         (a) The  authorized  capital  stock of Newgold  consists of  50,000,000 shares of Common Stock, par value $.00l. As of August 25, 1996, there were 11,710,958 shares of Newgold Common Stock outstanding. All outstanding shares of Newgold Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Newgold Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of Newgold, (ii) no securities of Newgold convertible into or exchangeable for shares of capital stock or voting securities of Newgold and (iii) no options or other rights to acquire from Newgold, and no obligation of Newgold to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Newgold (the items in clauses
(i), (ii) and (iii) being referred to collectively as the "Newgold Securities"). There are no outstanding obligations of Newgold or any Newgold Subsidiary to repurchase, redeem or otherwise acquire any Newgold Securities

         SECTION 4.06 SUBSIDIARIES.

         (a) Schedule 4.06(a) of the Newgold Disclosure Schedule sets forth a true and accurate list of each "Subsidiary" of Newgold (each an "Newgold Subsidiary" and together, the "Newgold Subsidiaries") . Each Newgold Subsidiary is either a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing (or local law equivalent) under the laws of its jurisdiction of organization, and has all corporate or other organizational powers required to carry on its business as now conducted. Each Newgold Subsidiary is duly qualified to do business as a foreign corporation or partnership (as the case may be), is in good standing (or local law equivalent) and has all licenses and permits necessary in each jurisdiction where the character of the property owned or leased by, or the nature of its activities, make such qualification, licenses or permits necessary except for those jurisdictions where the failure to be so qualified or have such licenses or permits would not, individually or in the aggregate, have a Material Adverse Effect on Newgold or on the relevant Newgold Subsidiary. Newgold has delivered to WAC true and complete copies of the Articles or Certificate of Incorporation, Bylaws, Partnership Agreement and other similar organizational documents as currently in effect for each such Newgold Subsidiary.

         (b) Except as set forth on Schedule 4.06(b) of the Newgold Disclosure Schedule, all of the outstanding capital stock of, or other ownership interests in, each Newgold Subsidiary is owned by Newgold, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth on Schedule 4.06(b) of the Newgold Disclosure Schedule, there are no outstanding:

         (i) securities of Newgold or any Newgold Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities of any Newgold Subsidiary; or

         (ii) options or other rights to acquire from Newgold or any Newgold Subsidiary, and no other obligation of Newgold or any Newgold Subsidiary to issue, any capital stock, voting securities of or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or other ownership interests of, any Newgold Subsidiary (the items in clauses
         (i) and (ii) being referred to collectively as the "Newgold Subsidiary Securities") . There are no outstanding obligations of Newgold or any Newgold Subsidiary to repurchase, redeem or otherwise acquire any outstanding Newgold Subsidiary Securities.

         (c) Except as set forth on Schedule 4.06(c) of the Newgold Disclosure Schedule, there are no material agreements, contracts and other documentation setting forth any terms or conditions with respect to Newgold's ownership interest in the Newgold Subsidiaries.

connection with the last three completed audits (if such audits took place) of the financial statements of Newgold and any of the Newgold Subsidiaries, including the audit conducted in connection with the Newgold Balance Sheet, and any such correspondence since the Newgold Balance Sheet Date.

         SECTION 4.07 FINANCIAL STATEMENTS. Newgold has delivered to WAC the unaudited consolidated balance sheet of Newgold as of December 31, 1995 and the related unaudited statements of operations, stockholders equity and cash flows for the year ended December 31, 1995. The consolidated financial statements of Newgold present fairly, in conformity with GAAP applied on a consistent basis (except that the unaudited consolidated financial statements do not contain notes), the consolidated financial position of Newgold and the Newgold Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended. For purposes of this Agreement, "Newgold Balance Sheet" means the audited consolidated balance sheet of Newgold as of December 31, 1995, and "Newgold Balance Sheet Date" means December 31, 1995.

         SECTION 4.08 COMPLIANCE WITH LAW. Newgold and each Newgold Subsidiary is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, licenses, permits decrees or orders of any Governmental Authority applicable to their respective businesses or properties except to the extent that noncompliance would not have a Material Adverse Effect on Newgold or the Newgold Subsidiaries taken as a whole. Except as set forth on

Schedule 4.08 to the Newgold Disclosure Schedule, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against Newgold or any Newgold Subsidiary or against any of their respective properties or businesses.

         SECTION 4.09 NO DEFAULTS. Neither Newgold nor any Newgold Subsidiary is, or has received notice that it would be with the passage of time, (i) in violation of any provision of its articles or certificate of incorporation or bylaws or other similar organizational document or (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to Newgold or any Newgold Subsidiary or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which Newgold or any Newgold Subsidiary is a party or by which Newgold or any Newgold Subsidiary or their respective properties or assets may be bound.

         SECTION 4.10 LITIGATION. Except as set forth on Schedule 4.10 of the Newgold Disclosure Schedule, there is no action, suit, proceeding, claim or investigation pending or, to the best of Newgold's knowledge, threatened, against Newgold or any Newgold Subsidiary which could, individually or in the aggregate, have a Material Adverse Effect on Newgold and the Newgold Subsidiaries, taken on as a whole, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Except as set forth on Schedule 4.10, Newgold has delivered to WAC complete copies of all audit response letters prepared by Newgold's counsel for Newgold's independent public accountants and all management letters prepared in authorities, the failure of which to make or obtain would not have a Material Adverse Effect on the ability of the Parties to consummate the transactions contemplated hereby.

         SECTION 4.11 ABSENCE OF CERTAIN CHANGES. Except as expressly allowed or contemplated by this Agreement or as set forth on Schedule 4.11 of the Newgold Disclosure Schedule, since the Newgold Balance Sheet Date, there has not occurred:

         (a) Material Adverse Change with respect to Newgold or the Newgold Subsidiaries, taken as a whole:

         (b) Any amendments or changes in the articles or certificate of incorporation or bylaws or other similar organizational document of Newgold or any Newgold Subsidiary;

         (c) Any damage, destruction or loss, not covered by insurance in excess of $50,000 with respect to any of the properties or businesses of Newgold or any Newgold Subsidiary;

         (d) Any redemption, repurchase or other acquisition of shares of capital stock, partnership units or ownership units of Newgold or any Newgold Subsidiary by Newgold or any Newgold Subsidiary (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Newgold or any Newgold Subsidiary;

         (e) Any increase in or modification of the compensation or benefits payable or to become payable by Newgold or any Newgold Subsidiary to any of their respective directors, officers, partners, employees or consultants;

         (f) Any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or employees;

         (g) Except as contemplated by this Agreement, any acquisition or sale of a material amount of property or assets by or of Newgold or any Newgold Subsidiary;

         (h) Any alteration in any term of any outstanding securities of Newgold or any Newgold Subsidiaries;

      (i) Except as contemplated by this Agreement, any (i) incurrence, assumption or guarantee by Newgold or any Newgold Subsidiary of any debt for borrowed money; (ii) issuance or sale of any securities convertible into or exchangeable for debt securities of Newgold or any Newgold Subsidiary; or (iii) issuance or sale of options or other rights to acquire from Newgold or any Newgold Subsidiary, directly or indirectly, debt securities of Newgold or any of Newgold Subsidiary or any securities convertible into or exchangeable for any such debt securities;

         (j) Any creation or assumption by Newgold or any Newgold Subsidiary of any Lien on any material asset;

         (k) Any loan, advance or capital contribution to or investment in any person other than (i) loans, advances or capital contributions to or investments in Newgold subsidiaries, (ii) travel loans or advances made in the ordinary course of business of Newgold and (iii) other loans and advances in an aggregate amount which do not exceed $10,000 outstanding at any time;

         (l) Any entry into, amendment of, relinquishment, termination or non-renewal by Newgold or any Newgold subsidiary of any material contract, lease, commitment or other right or obligation other than in the ordinary course of business; or

         (m) To the best of Newgold's knowledge, any agreement or arrangement made by Newgold or any Newgold subsidiary to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this section 4.11 untrue or incorrect as of the date when made; or

         (n) Any labor dispute, other than routine individual grievances, or any actions or proceedings by a labor union or representative thereof to organize any employee of Newgold or any Newgold subsidiary.

         SECTION 4.12 NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on schedule 4.12 of the Newgold Disclosure Schedule, there are no liabilities of Newgold or any Newgold subsidiary of any kind whatsoever that are material to the business of Newgold and the Newgold subsidiaries, taken as a whole, other than:

         (a) liabilities disclosed or provided for in the Newgold Balance Sheet;

         (b) liabilities incurred in the ordinary course of business consistent with past practice since the Newgold Balance Sheet Date; and

         (c) liabilities under this Agreement.

         SECTION 4.13 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Newgold or any Newgold Subsidiary from Newgold or any such Newgold Subsidiary, under any Newgold Employee Plan (as defined in Section 4.14(a) below) or otherwise, (ii) materially increase any benefits otherwise payable under any Newgold Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         SECTION 4.14 EMPLOYEE BENEFITS.

         (a) Schedule 4.14(a) of the Newgold Disclosure Schedule sets forth each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and each employment agreement, compensation agreement, bonus, commission or similar arrangement, and fringe benefit arrangement which is maintained, administered or contributed to by Newgold or any affiliate thereof (as defined below) and covers any employee or former employee of Newgold or any affiliate or under which Newgold or any affiliate has any liability. Such plans are referred to collectively herein as the "Newgold Employee Plans." The only Newgold Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such in the list referred to above.

         (b) No Newgold Employee Plan constitutes a "multi-employer plan" as defined in Section 3(37) of ERISA (a "Multi-employer Plan"), no Newgold Employee Plan is maintained in connection with any trust described in Section 501(c) (9) of the Code and no Newgold Employee Plan is subject to Title IV of ERISA or
Section 412 of the Code. If Newgold or an affiliate thereof ever maintained or was obligated to contribute to a Multi- employer Plan or a plan subject to Title IV of ERISA, any withdrawal or other liability under Title IV of ERISA with respect to such plan has been fully satisfied. To Newgold's knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Newgold Employee Plan has or will make Newgold or any of its Subsidiaries, or any officer or director thereof, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code.

         (c) To the best knowledge of Newgold, each Newgold Employee Plan which is intended to be qualified under Section 401 (a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Newgold has furnished to WAC copies of the most recent Internal Revenue Service determination letters, if any, with respect to each such Newgold Employee Plan. To the best of knowledge of Newgold, each Newgold Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Newgold Employee Plan. Except as set forth on Schedule 4.14(c) of the Newgold Disclosure Schedule, there are no pending or threatened disputed claims against any Newgold Employee Plan or against Newgold or any affiliate of Newgold arising under any such Plan. No Newgold Employee Plan is currently under examination by the Internal Revenue Service or Department of Labor and Newgold has received no notice from either agency of its intent to examine by Newgold Employee Plan.

      (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of Newgold or any affiliate that would obligate the Surviving Corporation to pay any additional compensation, including severance pay or additional withholding taxes, as a result of the consummation of the transactions contemplated by this Agreement or that, individually or collectively, could give rise to the payment by the Surviving Corporation of any amount that would not be deductible pursuant to the terms of Sections 162 (a)
(1) or 280G of the Code.

      (e) Neither Newgold nor its affiliates have any projected liability in respect of post-retirement health, life and medical benefits for retired employees of Newgold and its affiliates. Other than provisions of applicable law, no condition exists that would prevent Newgold or any of the Newgold subsidiaries from amending or terminating any Newgold Employee Plan.

         (f)  There  has  been  no  amendment  to,  written   interpretation  or
announcement (whether or not written) by Newgold or any of its affiliates relating to, or change in employee participation or coverage under, any Newgold Employee Plan which would materially increase the expense of maintaining such Newgold Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year.

         SECTION 4.15 MAJOR CONTRACTS. Schedule 4.15 of the Newgold Disclosure Schedule sets forth a list of all "material contracts" as defined in Item 601 of Regulation S-K under the Securities Act and to which Newgold or any Newgold Subsidiary is a party or has a beneficial interest in (each a "Newgold Material Contract"). Each Newgold Material Contract is valid and binding on Newgold or the Newgold Subsidiary, as applicable, and neither Newgold nor any Newgold Subsidiary, nor to the best of their knowledge any other party thereto, has breached any provision of, or is in default under the terms of, any Newgold Material Contract.

         SECTION 4.16 TAXES.

         (a) Except as set forth on Schedule 4.16(a) of the Newgold Disclosure Schedule, all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time by or on behalf of Newgold or any of the Newgold Subsidiaries (collectively, the "Newgold Tax Returns"), the non-filing of which would have a Material Adverse Effect on Newgold or would result in criminal penalties against Newgold or any officer or employee thereof, have been or will be filed when due (including any extensions of such due date).

         (b) Newgold and the Newgold Subsidiaries have timely paid, withheld or made provision on their books for all Taxes shown as due and payable on Newgold Tax Returns that have been filed.

         (c) All Newgold Tax Returns relating to income or Franchise Taxes filed with respect to Taxable Years of Newgold and Newgold Subsidiaries ending on or after December 31, 1993 have been filed or extensions have been duly made.

         (d) Neither Newgold nor any Newgold Subsidiary has been granted any extension or waiver of the limitation period applicable to any Newgold Tax Returns.

         (e) To the best of Newgold and each of the Newgold subsidiaries' knowledge, there is no clerked audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to Newgold or any Newgold Subsidiary in respect of any Tax or assessment.

         (f) There are no requests for rulings in respect of any Tax pending between Newgold or any Newgold Subsidiary and any Taxing Authority.

         (g) None of the property owned or used by Newgold or any of the Newgold Subsidiaries is subject to a tax benefit transfer lease executed in accordance with ~ 168(f) (8) of the Code.

         (h) Except as set forth on schedule 4.16(h) of the Newgold Disclosure Schedule, none of the property owned by Newgold or any Newgold Subsidiary is o~tax-exempt use property" within the meaning of ss. 168(h) of the Code.

         (i) Neither Newgold nor any Newgold Subsidiary, nor any other person on behalf of Newgold or any such Newgold Subsidiary, has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code.

         (j) Except as set forth on Schedule 4.16(j) of the Newgold Disclosure Schedule, there are no liens for Taxes upon the assets of Newgold or any Newgold Subsidiary except liens for current Taxes not yet due.

         (k) Except as set forth on schedule 4.16(k) of the Newgold Disclosure Schedule, neither Newgold nor any Newgold Subsidiary will be required to include any adjustment in Taxable income for any Tax period (or portion thereof) ending after the Effective Time pursuant to Section 481 (c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for any Tax period (or portion thereof) ending on or before the Effective Time or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of Newgold or any such Newgold Subsidiary for any Tax period (or portion thereof) ending on or before the Effective Time.

         (l) Neither Newgold nor any Newgold Subsidiary is currently under any contractual obligation to pay the income or franchise tax obligations of, or with respect to transactions relating to, any other person or to indemnify any other person with respect to any income or franchise tax.

         (m) Except as set forth on Schedule 4.16(m) of the Newgold Disclosure Schedule, neither Newgold nor any Newgold Subsidiary has signed any letter or entered into any agreement or arrangement consenting to the surrender or sharing of any deductions, credits, or other Tax attributes with any other person or transferred or assigned to any other person for Tax purposes any such item.

         (n) Notwithstanding any of the foregoing, no representation or warranty is made by Newgold with respect to the Tax consequences that may result from the transactions contemplated by this Agreement.

         SECTION 4.17 INTELLECTUAL PROPERTY.

         (a) Schedule 4.17 of the Newgold Disclosure Schedule sets forth a schedule of all licensing arrangements which Newgold or any Newgold Subsidiary has with third parties and which are material to the business of Newgold and the Newgold Subsidiaries taken as a whole (collectively, the "Newgold Intellectual Property Rights").

         (b) Neither Newgold nor any Newgold Subsidiary, during the three years preceding the date of this Agreement, has been sued or charged in writing with or been a defendant or plaintiff in any claim, suit, action or proceeding relating to its business which has not been finally terminated prior to the date hereof and which involves a claim of infringement of any patents or licenses, and to the best of the knowledge of Newgold (i) there are no other claims by any other person of patent or license infringement by Newgold or a Newgold Subsidiary, and (ii) there are no continuing infringements by any other person or persons of any Newgold Intellectual Property Rights with respect to patents.

         SECTION 4.18 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on Schedule 4.18 of the Newgold Disclosure Schedule, there is no material agreement, judgment, injunction, order or decree binding upon Newgold or any Newgold Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any acquisition of property by Newgold or any Newgold Subsidiary or the conduct of business by Newgold or any Newgold Subsidiary as currently conducted or as currently proposed to be conducted by the Surviving Corporation.

         SECTION 4.19 TITLE TO PROPERTIES: ABSENCE OF LIENS AND ENCUMBRANCES.

         (a) Schedule 4.19(a) of the Newgold Disclosure Schedule sets forth a true and complete list of all real property owned or leased (as lessee) by Newgold or and Newgold Subsidiary (the "Newgold Properties", the aggregate annual rental or other fee payable under any such lease, and, with respect to any such Newgold Properties currently under contract for sale, the parties to such contract or contracts and the principal terms thereof.

         (b) Except as set forth on Schedule 4.19(b) of the Newgold Disclosure Schedule, Newgold or an Newgold Subsidiary has marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the Newgold Properties, and, except as set forth on schedule 4.19(b) of the Newgold Disclosure Schedule and to the best of Newgold's knowledge without conducting a title search of the Newgold Properties, such title or leasehold interests are free and clear of any Liens. Except as set forth on Schedule 4.19(b) of the Newgold Disclosure Schedule, Newgold and its Subsidiaries are the sole owners of the Newgold Properties free and clear of any right to or claim of possession by any other party (except tenants under the leases copies of which have been delivered to WAC and the rights of various public or private entities for easement purposes). Schedule 4.19(b) of the Newgold Disclosure Schedule sets forth a list of all material management agreements, development agreements or other agreements of any kind with respect to any of the Newgold Properties to which Newgold or any Newgold Subsidiary is a party and such agreements are valid and binding on Newgold or the Newgold Subsidiary (as the case may be) and, to the best of Newgold's knowledge, without default by any party thereto. All approved or proposed site plans, master development plans or similar development plans with respect to any of the Newgold Properties have been provided to WAC.

         (c) With respect to any buildings or other structures on the Newgold Properties, to the best of Newgold's knowledge, except as set forth on Schedule 4.19(c) of the Newgold Disclosure Schedule, there are no material, physical or mechanical defects, including, without limitation, the mechanical, ventilation, plumbing, heating, air conditioning, life safety, and electrical systems and all such items are in operating condition and repair and neither Newgold nor any Newgold Subsidiary has received any notification of noncompliance with any applicable governmental requirements.

         (d) To the best of Newgold's knowledge, the use and operation of each of the Newgold Properties is in material compliance with applicable building codes, and neither Newgold nor any Newgold subsidiary has received any notification of noncompliance with the Americans with Disabilities Act ("ADA"), seismic design, zoning and land use laws, other local, state and federal laws and regulations, and restrictive easements or covenants affecting the Newgold Properties.

         (e) Schedule 4.19(e) of the Newgold Disclosure Schedule sets forth a rent roll for the Newgold Properties and such rent roll accurately summarizes the status of the existing leases and any defaults thereunder. There are no leasing or other commissions due and unpaid under any of the leases, and all tenant improvements required under existing leases have been completed and are fully paid and no credit is due to any tenant.

         (f) Except as set forth in Schedule 4.19(f) of the Newgold Disclosure Schedule, to the best of Newgold's knowledge, there are no condemnation proceedings or any land-use or development regulations or proceedings pending or threatened, including but not limited to historical designation or preservation proceedings, that would have a Material Adverse Effect on the development, use and operation of any of the Newgold Properties, nor has Newgold received notice of any special assessment proceedings affecting any of the Newgold Properties.

         (g) All water, sewer, gas, electric, telephone, drainage facilities and any other utilities required for the normal use of those specific Newgold Properties set forth on Schedule 4.19(g) of the Newgold Disclosure Schedule are installed and connected pursuant to valid permits, and are adequate to service such Newgold Properties, and to the best of Newgold's knowledge comply with all applicable legal requirements.

         (h) Except as set forth in Schedule 4.19(h) of the Newgold Disclosure Schedule, Newgold has obtained all licenses, permits, certificates, approvals, variances, easements and rights of way required from all governmental authorities having jurisdiction over each of the Newgold Properties or from private parties for the normal use (both existing and proposed) and. operation of the Newgold Properties and to insure vehicular and pedestrian ingress to and egress from each of the Newgold Properties.

         (i) Except as set forth on Schedule 4.19(i) of the Newgold Disclosure Schedule, none of the Newgold Properties are located in an area identified by the Secretary of Housing and Urban Development or other governmental agency as an area having special flood hazards, and except as indicated on the master development plans or site plans delivered to WAC pursuant to Section 4.19(b), no separate areas within any of the Newgold Properties are required to be set aside for water retention, "green belt," open space or drainage.

         (j) Except with respect to Newgold Properties for which Newgold is attempting to change existing zoning requests, Newgold has no knowledge of any plan by any person or entity to change the existing zoning applicable to any of the Newgold Properties.

         (k) Except as set forth on Schedule 4.19(k) of the Newgold Disclosure Schedule, all fees and charges due and payable for thirty (30) days or more for materials and labor (including property management, design, engineering, surveying, and other professional services) delivered or performed in connection with the development of the Newgold Properties as of the date of the Merger Closing will have been paid in full or lien releases for such fees and charges will have been obtained.

         (l) Except as set forth on Schedule 4.19(b) of the Newgold Disclosure Schedule, to the best of Newgold's knowledge, there is no claim, litigation, or governmental investigation or proceeding, pending or threatened, that may affect the Newgold Properties and no unrecorded easements or claims of encroachment or prescriptive easement affecting the Newgold Properties exist.

         SECTION 4.20 ENVIRONMENTAL MATTERS

         (a) Neither Newgold nor any Newgold Subsidiary, nor to the knowledge of Newgold (without inquiry) any tenant on the Newgold Properties, has received any written notice, demand, citation, summons, complaint or order or any notice of any penalty, Lien or assessment, and to the best of Newgold's knowledge (without inquiry with respect to any tenant on the Newgold Properties), there is no investigation or review pending by any governmental entity, with respect to any
(i) alleged violation by Newgold, any Newgold Subsidiary, or any tenant on the Newgold Properties of any Environmental Law, (ii) alleged failure by Newgold, any Newgold Subsidiary or any tenant on the Newgold Properties to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity

         (b) Neither Newgold nor any Newgold Subsidiary, with respect to any of the Newgold Properties, has any knowledge of any Environmental Liabilities, or of any release of Hazardous Substances into the environment in violation of any Environmental Law or environmental permit. Newgold has disclosed to WAC in writing the presence, to the best of Newgold's knowledge, of any asbestos in any of its premises other than fully encapsulated asbestos-containing construction materials

         (c) Newgold has delivered to WAC copies of all environmental audits and other similar reports which have been prepared by or for Newgold or any Newgold Subsidiary, or by or for any tenant on the Newgold Properties to the extent delivered to Newgold by such tenant, with respect to the Newgold Properties

         (d)  Except as set forth on  Schedule  4.20(d)  of  Newgold  Disclosure
Schedule, to the best of Newgold's knowledge, (i) no asbestos-containing materials were installed or exposed in the Newgold Properties through demolition, renovation or otherwise, at any time, (ii) no electrical transformers or other equipment containing PCB's are or were located on the Newgold Properties, (iii) no storage tanks for gasoline, heating oil or diesel fuel or any other substances are or were located on or under the Newgold Properties, and (iv) no materials regulated under any federal, state or local law or regulation, as amended from time to time, as a toxic, hazardous, contaminated or similarly harmful or dangerous material or substance (including, without limitation, asbestos and radon) are or were located on, in or under the Newgold Properties or have affected the Newgold Properties or waters on or under the Newgold Properties.

         (e) Neither Newgold nor any Newgold Subsidiary, nor to the knowledge of Newgold any tenant on the Newgold Properties, has received any written notice under any applicable local, state or federal law regarding Hazardous substances on, under or affecting the Newgold Properties or requiring the removal of any Hazardous Substances from the Newgold Properties.

         SECTION 4.21 INSURANCE. Schedule 4.21 of the Newgold Disclosure Schedule sets forth a list of all insurance policies and fidelity bonds insuring the assets, business, equipment, properties, operations, employees, officers and directors of Newgold and the Newgold subsidiaries. Copies of all such policies have been delivered to WAC prior to the date hereof. There is no claim by Newgold or any Newgold Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and Newgold and the Newgold Subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the best of Newgold's knowledge, no termination or material premium increase is pending or threatened with respect to any of such policies.

         SECTION 4.22 LABOR MATTERS. Newgold and each Newgold Subsidiary is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, verification of immigration status, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice, except to the extent that non-compliance would not have a Material Adverse Effect on Newgold. Neither Newgold nor any Newgold Subsidiary has received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which Newgold or any Newgold Subsidiary is a party and, to the best of Newgold's knowledge, there is neither pending nor threatened any investigation or hearing concerning Newgold or any Newgold Subsidiary arising out of or based upon any such laws, regulations or practices.

         SECTION 4.23 EMPLOYEES. Schedule 4.23 of the Newgold Disclosure schedule lists each employee or consultant (if under a current contract) of Newgold and each Newgold subsidiary, his or her current position, salary, bonus and general compensation arrangement. Except for the employment agreements listed on Schedule 4.23 to the Newgold Disclosure schedule, complete and accurate copies of which have been delivered to WAC, neither Newgold nor any Newgold Subsidiary is a party to any employment agreements. All employees of Newgold and the Newgold Subsidiaries who are employed in a technical, managerial or executive capacity and who are material to the operations of Newgold and the Newgold subsidiaries, taken as a whole, have the right under applicable immigration laws to work in their present locations for at least two years from the Effective Date

         SECTION 4.24 FINDERS' FEES. Except as disclosed in the WAC Disclosure Statement and plan of Reorganization filed with the Bankruptcy Court, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Newgold or any affiliate thereof who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.25 CERTAIN SECURITIES REPRESENTATIONS. Newgold understands and hereby acknowledges that the 11,710,958 shares to be issued in the Merger (the "Merger Shares") have been registered under the Securities Act of 1933, as amended, and may not be resold except pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act as confirmed in an opinion of counsel, acceptable in form and substance to WAC, and in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. Newgold acknowledges, and will similarly insure that its shareholders severally acknowledge, that the Merger Shares will be acquired for their own account and are not being acquired with a view to, or for offer or sale in connection with any distribution in violation of the Securities Act. Newgold and its shareholders severally have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Merger shares and are able to bear the economic risk of the investment. Newgold and its shareholders acknowledge that they have had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of WAC and receive answers thereto, as it deems necessary in connection with Newgold and its shareholders' decision to acquire the Merger Shares. Neither Newgold nor its shareholders were induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the television or radio; or (ii) any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

portion of the assets of, WAC, other than the transactions contemplated by this Agreement; provided. however, that nothing contained in this Section 5.04 shall prohibit the Board of Directors of WAC from: (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition proposal, if, and only to the extent that
(a) the Board of Directors of WAC, after consultation with and based upon the advice of Leonard Relin, Esq., or such other counsel selected by the WAC Board of Directors, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (b) prior to furnishing the information to, or entering into discussions or negotiations with, the person or entity, WAC provides written notice to Newgold to the effect that it is furnishing to, or entering into discussions, or negotiations with, the person or entity; and (ii) to the extent applicable, complying with Rule l4e-2 and Rule 14a-9 promulgated under the Exchange Act with regard to an Acquisition Proposal.

   SECTION 5.05 COMPLIANCE WITH OBLIGATIONS. Except to the extent that non-compliance would not have a Material Adverse Effect on WAC, taken as a whole, prior to the Effective Date, WAC shall comply with (ii all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations. including its respective certificate of incorporation and bylaws and other similar organizational documents, by which it, its properties or its assets may be bound, and (iii) all final and unappealable decrees, orders, writs, injunctions, judgments. statutes, rules and regulations applicable to it and its respective properties or assets.

         SECTION 5.06 NOTICE OF CERTAIN EVENTS. WAC shall promptly notify Newgold of:

         (a) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any employment by WAC any new non-hourly employee to work for, and whose compensation shall be reimbursed by WAC, for an annual salary (including benefits) in excess of $25,000;

         (c) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

         (d)      any notice or other communication from the SEC or NASD;

         (e)      any notice or other communication from any lender; and

         (f) any actions, suits, claims, investigations or proceedings commenced or, to the best of WAC's knowledge threatened against, WAC

         (c) WAC shall have received an opinion, dated the Effective Date, from Michael J. Morrison, Esq., counsel to Newgold, in form and substance to be agreed to by the Parties.

         (d) All Consents other than Governmental Authorizations and other than those permits and authorizations referred to in sections 9.03(f) and (g), that are required as a result of the Merger shall have been obtained.

         (e) The board of directors of WAC shall have received from Newgold's independent public accountants letters dated the date of the Merger Closing which shall be in a form customary for accountants "comfort letters" in transactions such as the Merger and acceptable to WAC.

         SECTION 8.03 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of Newgold and WAC hereunder are subject to the fulfillment, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties).

         (a) WAC's stockholders and creditors shall have duly approved this Merger and the New Board all in accordance with applicable laws, and the Bankruptcy Court has confirmed the Plan of Reorganization.

         (b) The Form S-S shall have become effective under the Securities Act and shall not be the subject of any stop order.

         (c) Newgold and WAC shall have received a written opinion from their respective counsel and tax advisors to the effect that the Merger will constitute a reorganization within the meaning of ss. 368(b)of the Code, which opinions shall be substantially identical in form and substance and which shall not have been withdrawn or modified in any material respect. In preparing the WAC and the Newgold tax opinions, counsel may rely on reasonable representations related thereto.

         (d) The shares to be issued in the Merger shall have been authorized subject to official notice to the WAC Stock Transfer Agent for issuance thereof.

         (e) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the Merger and the transactions contemplated by this Agreement and each Party shall use its commercially reasonable best efforts to have any such order, decree or injunction lifted.

         (f) There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the Merger will be in compliance with applicable laws.

         (g) Notwithstanding the representations contained in Articles III and IV relating to delivery of Disclosure Schedules by the Parties, the Parties acknowledge that such Schedules or parts thereof could not be delivered prior to execution of this Agreement and will be delivered as soon as possible, as and when available, and delivery of same is an express condition precedent to the consummation of this Agreement and the Merger.

                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

         SECTION 9.01 TERMINATION PRIOR TO THE INITIAL CLOSING. This Agreement may be terminated at any time prior to the Initial Closing:

WAC; or
         (a)      by mutual consent of the Boards of Directors of Newgold and

         (b) by Newgold if the conditions set forth in Section 1.01(e) are not satisfied, or by WAC if the conditions set forth in Section 1.01(f) are not satisfied.

         SECTION 9.02 TERMINATION AFTER THE INITIAL CLOSING. This Agreement may be terminated at any time after the Initial Closing and prior to the Effective
Time whether before or after the approval and adoption of the Merger by the stockholders of WAC:

         WAC; (a) by mutual consent of the Boards of Directors of Newgold and

         (b) by WAC, if the Fairness Opinion has not been received by WAC or has been withdrawn prior to the Stockholders' Meeting;

         (c) by either Newgold or WAC, if the stockholders of WAC do not approve the Merger and the transaction contemplated hereby upon the holding of a duly convened Stockholders' Meeting;

         (d) by WAC, if WAC shall have received an Acquisition Proposal that WAC's Board of Directors determines to recommend to the stockholders of WAC for approval and acceptance;

         (e) by Newgold, if it is not in breach of this Agreement and if the Board of Directors of WAC shall have (i) withdrawn its recommendation of the Merger (except if such withdrawal is caused by any disclosures made or required to be made by Newgold in the Form 5-8 pursuant to Item 404 of Regulation S-K that in the opinion of the disinterested members of the Board of Directors of WAC materially and adversely affects the Merger such that WAC could have terminated this Agreement pursuant to Section 9.02(h) hereto), or (ii) recommended or approved acceptance by WAC's stockholders of any Acquisition Proposal;

         (f) by Newgold, if (i) there has been a breach by WAC of any of its representations and warranties hereunder such that Section 8.01(a) will not be satisfied, or (ii) there has been the breach on the part of WAC of any of its covenants or agreements contained in this Agreement such that Section 6.01(b) will not be satisfied, and, in both case (i) and case (ii), such breach has not been promptly cured after notice (in reasonable detail) to WAC;

         (g) by WAC, if (i) there has been a breach by Newgold of any of its respective representations and warranties hereunder such that Section 6.02(a) will not be satisfied, or (ii) there has been a breach on the part of Newgold of any of its respective covenants or agreements contained in this Agreement such that Section 6.02(b) will not be satisfied, and, in both case (i) and case (ii), such breach has not been promptly cured after notice (in reasonable detail) to Newgold; provided, however, that at WAC's option, a breach of Section 6.06 of this Agreement may not be cured by Newgold; and provided further, that if WAC seeks to terminate this Agreement because of a Newgold Decline in Value (as defined in Section 4.01), then at Newgold's option, in lieu of such termination, number of shares to be issued to Newgold hereunder shall be re-computed in accordance with the formula set forth in Schedule 9.02 hereto;

         (h) by WAC, if there shall be any disclosures made or required to be made by Newgold in the Form s-S pursuant to Item 404 of Regulation S-K that in the opinion of the disinterested members of the Board of Directors of WAC materially and adversely affects the Merger; or

         (i) by any Party, if the Effective Date has not occurred by December 31, 1996.

         SECTION 9.03 EFFECT OF TERMINATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. In the event of termination of this Agreement, as provided above, all further obligation of the Parties under this Agreement shall terminate without further liability of any Party to the other except that the agreements contained or referred to in Article I (provided that termination occurs after the Initial Closing) and Sections 4.25, 5.07, 6.02, 6.06 and 10.03 (provided that termination occurs after the Initial Closing) shall survive the termination hereof. Except for Sections 4.25, 5.07, 6.02 and 6.06, all representations, warranties and covenants made herein, and in any instrument delivered pursuant to Articles III and IV of this Agreement, shall be deemed to be conditions to the Merger Closing and shall not survive the Effective Time.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01 DEFINITIONS. The following terms are defined in the section of this Agreement referenced below:

        Defined Term                  Reference

Acquisition Proposal                  Section 5.04
Agreement                             Preamble
Certificate of Incorporation          Section 3.01
Code                                  Recital D
Completion Notice                     Section 1.01(b)
Commitment                            Section 1.02(a)
Consents                              Section 8.01(f)
Debtor's Certificates                 Article I
Effective Date                        Section 2.02
Effective Time                        Section 2.02
Environmental Laws                    Section 3.21(f)
Environmental Liabilities             Section 3.21(f)
ERISA                                 Section 3.15(a)
Exchange Act                          Section 3.03(a)
Fairness Opinion                      Section 8.01(f)
Form S-S                              Section 5.08
GAAP                                  Section 1.03(a)
Governmental Authority                Section 3.09
Governmental Authorizations           Section 3.23
Hazardous Substances                  Section 3.21(f)
HSR Act                               Section 3.03(a)
Initial Closing                       Section 1.01(c)
Initial Shares                        Section 1.01(a)
Knowledge                             Section 10.13
Lien                                  Section 3.04
Material Adverse Change               Section 3.01
Material Adverse Effect               Section 3.01
Meeting                               Section 3.02
Meeting Date                          Section 5.02
Merger                                Recital A
Merger Closing                        Section 2.01
Merger Date                           Section 2.01
Multi-employer Plan                   Section 5.15(b)
NASDAQ                                Section 3.03(d)
Nevada Law                            Recital C
New Bylaws                            Section 2.05
New Board                             Section 5.02
Newgold                               Preamble
Newgold Balance Sheet                 Section 4.07
Newgold Balance Sheet Date            Section 4.07
Newgold Common Stock                  Recital C
Newgold Decline in Value              Section 4.01
Newgold Disclosure Schedule           Article IV
Newgold Employee Plans                Section 4.14(a)
Newgold Intellectual Property Rights  Section 4.16
Newgold Material Contract             Section 4.15

Newgold Subsidiaries                  Section 4.06(a)
Newgold Subsidiaries' Securities      Section 4.06(b)
Delaware Law                          Recital C
Parties                               Preamble
Registration Statement                Section 3.31
Regulated Activity                    Section 3.21(f)
Restated Certificate                  Section 2.04
SEC                                   Section 3.03(c)
Securities Act                        Section 1.08
Subsidiary                            Section 3.069a)
Surviving Corporation                 Recital C
Tax                                   Section 3.17(p)
Taxing Authority                      Section 3.17(p)
Termination Date                      Section 1.02(a)
WAC                                   Preamble
WAC Balance Sheet                     Section 3.02
WAC Balance Sheet Date                Section 3.087
WAC Common Stock                      Recital B
WAC Disclosure Schedule               Article III
WAC Employee Plans                    Section 3.16(a)
WAC Intellectual Property Rights      Section 3.18(b)
WAC Material Contract                 Section 3.16
WAC Options                           Section 1.07(a)
WAC Properties                        Section 3.20
WAC Reports                           Section 3.07(b)
WAC Securities                        Section 3.05
WAC Stockholders                      Section 5.02
WAC Tax Returns                       Section 3.18(a)


         SECTION 10.02 FURTHER ASSURANCES. Each Party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 10.03 FEES AND EXPENSES.

         (a) Except as set forth below, each party shall bear its own fees and expenses, including counsel fees and fees of brokers and investment bankers contracted by such party, in connection with the transactions contemplated hereby.

         (b) If this Agreement is terminated pursuant to Section 9.02(c), then WAC shall reimburse Newgold for its expenses (including, without limitation, attorney fees, accountant fees and appraisal fees)

         (c) If the Merger is not consummated because WAC terminates this Agreement pursuant to Section g.02(g) (and it is not cured by Newgold) or
Section 9.02(h), then Newgold shall reimburse WAC for its expenses (including, without limitation, attorney fees, accountant fees, and appraisal fees).

         SECTION 10.04 NOTICES. Whenever any Party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

If to Newgold:             Newgold Corp.
                           5190 Neil Road, suite 320
                           Reno, Nevada 69502

With a copy in each case to:

                           Michael J. Morrison, Esq.
                           1025 Ridgeview Drive, Suite 400
                           Reno, Nevada 89509

If to WAC:                 Warehouse Auto Centers, Inc.
                           c/o Leonard Relin, Esq.
                           1 E. Main Street
                           Rochester, New York 14614

With a copy in each case to:

                           Leonard Relin, Esq.
                           1 E. Main Street
                           Rochester, New York 14614

         Such communications shall be effective when they are received by the addressee thereof. Any Party may change its address for such communications by giving notice thereof to the other parties in conformity with this section.

         SECTION 10.05 GOVERNING LAWS. The laws of the state of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

         SECTION 10.06 BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement is personal to each of the parties and may not be assigned, in whole or in part, without the written consent of the other party which may be withheld for any reason or for no reason.

         SECTION 10.07 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated, except to the extent that the intent of the Parties in entering into the Agreement shall be substantially and materially impaired.

         SECTION 10.09 ENTIRE AGREEMENT. This Agreement, the Plan of Reorganization and the Confidentiality Agreement constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

         SECTION 10.09 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         SECTION 10.10 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by all parties, and provided further that, following approval by the stockholders of WAC of the Merger, there shall be no amendment or change to the provisions hereof.

         SECTION 10.11 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 10.12 CONSTRUCTION OF AGREEMENT; KNOWLEDGE. A reference to an Article, Section, Schedule or Exhibit shall mean an Article of, a Section in, or Schedule or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes," and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." For purposes of this Agreement, and except as provided in the following sentence, the term "knowledge," when used in reference to a corporation means the actual knowledge of the executive officers of such corporation after such officers shall have made any such inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the actual knowledge of such individual after the individual shall have made any such inquiry that is customary and appropriate under the circumstances to which reference is made.

         SECTION 10.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner or any party hereto or any other person or entity and all provisions hereof will be personal solely between the parties to this Agreement.

         SECTION 10.14 MUTUAL DRAFTING. This Agreement is the joint product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties, and shall not be construed for or against any party hereto.

         SECTION 10.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the panes reflected hereon as signatories.

         SECTION 10.16 AGREEMENT CONDITIONAL ON CONTINUATION OF WAC'S NASDAQ BULLETIN BOARD LISTING. Notwithstanding anything contained herein to the contrary, this Agreement and all transactions contemplated hereby shall be null and void, and this Agreement rescinded, if NASDAQ delists the WAC Shares from the Bulletin Board or does not approve of this Merger. The parties expressly agree that it is of utmost importance to the parties and is a fundamental purpose of this Agreement for WAC to remain as a NASDAQ Bulletin Board listee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    NEWGOLD, INC.



                                    By:   _____________________________________
                                          Arthur Scott Dockter, President



                                    WAREHOUSE AUTO CENTERS, INC.



                                    By:   _____________________________________